Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES FIRST QUARTER 2015 FINANCIAL

AND OPERATIONAL RESULTS

Net loss of $11.8 million and Adjusted EBITDA of $13.5 million for the quarter; Lease Operating Expenses down 9% from the fourth quarter 2014

DENVER, COLORADO, May 15, 2015 /Marketwire/ — Venoco, Inc. (“Venoco”, the “company”, “we”, or “us”) today reported financial and operational results for the first quarter 2015.  The company reported a net loss of $11.8 million for the quarter on total revenues of $20.4 million.

Adjusted losses, which adjusts for unrealized derivative gains and losses and certain other items, were $10.8 million for the quarter. Adjusted EBITDA was $13.5 million in the quarter, compared to $22.2 million in the fourth quarter of 2014. Realized oil price before hedging was down 38% from $61.37 per barrel in the fourth quarter of 2014 to $38.17 per barrel in the first quarter of 2015, while oil hedging gains increased 77% from $16.26 per barrel in the fourth quarter of 2014 to $28.86 per barrel in the first quarter of 2015.  Please see the end of this release for definitions of Adjusted Earnings and Adjusted EBITDA and a reconciliation of those measures to net income/loss.

Highlights include the following:

•                  Production of 542,000 barrels of oil equivalent (BOE) for the quarter, or 6,016 BOE per day (BOE/d).

•                  Lease operating expenses were $14.9 million for the quarter, down from $15.9 million during the fourth quarter of 2014 and down from $16.6 million during the first quarter of 2014, pro forma for asset sales.

                                                “Our focus for 2015 has been on production optimization and cost reduction, advancement of long-lead time projects, and continued efforts to improve our balance sheet,” said Mark DePuy, Venoco’s CEO. “I am pleased to say we have had a very busy and successful start to the year in all of those aspects despite continued downward pressure on commodities prices during the quarter.  We’ve reacted quickly to the challenging market, have been able to realize meaningful lease operating expense reductions on an absolute basis, and have maintained relatively flat lease operating expenses on a per barrel of oil equivalent basis compared to last quarter, despite a limited capital program that did not involve drilling new wells.”

                                                “We’ll look ahead in the coming quarters to continue executing on our production optimization-focused capital plan while also remaining focused on advancing our long-lead projects that will be critical towards achieving future growth,” Mr. DePuy added.  “We’ll also continue working with our advisors to further evaluate organic and non-organic growth opportunities, and additional balance sheet optimization.”

First Quarter Production

Production in the first quarter of 2015 was 6,016 BOE/d compared to 6,158 BOE/d in the fourth quarter of 2014 and 6,316 BOE/d in the first quarter of 2014, pro forma for the West Montalvo sale.

“Daily production has held relatively stable through the start of the year compared to the fourth quarter of last year, particularly at the South Ellwood field, which is encouraging as it appears field decline as a result of the downhole wellbore communication continues to moderate,” Mr. DePuy said.

The following table details the company’s daily production by region (BOE(1)/d):

	Quarter Ended
Region	3/31/2014	12/31/2014	3/31/2015
Southern California (Excl. W. Montalvo)	6,316	6,158	6,016
West Montalvo	1,460	454	—
Total	7,776	6,612	6,016

(1)         Barrel of oil equivalent (BOE) is calculated using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids.

First Quarter Costs

Venoco’s first quarter 2015 lease operating expenses were $27.55 per BOE compared to $ 27.07 per BOE in the fourth quarter of 2014, and $27.81 per BOE in the first quarter of 2014. Pro forma for the West Montalvo field sale, lease operating expenses were $28.07 per BOE in the fourth quarter of 2014 and $29.27 per BOE in the first quarter of 2014.

Venoco’s first quarter 2015 G&A costs, excluding non-cash share-based compensation, was $12.24 per BOE, compared to $6.18 per BOE in the fourth quarter of 2014, and $11.40 per BOE in the first quarter of 2014.  When further adjusted to also exclude restructuring costs and production contributions from the West Montalvo field, first quarter 2015 G&A costs were $8.68 per BOE, compared to $5.69 per BOE in the fourth quarter of 2014 and $14.07 per BOE in the first quarter of 2014.

	Quarter Ended
UNAUDITED (per BOE)	3/31/14	12/31/14	3/31/15
Lease Operating Expenses	$27.81	$27.07	$27.55
Property and Production Taxes	2.48	2.44	3.93
DD&A Expense	15.97	15.35	16.27
G&A Expense (1)	11.40	6.18	12.24
Adjusted G&A Expense (2)	14.07	5.69	8.68

(1)         Net of amounts capitalized and excluding non-cash share-based compensation costs and severance costs associated with property sales.  See the end of this release for a reconciliation of G&A per BOE.

(2)         Net of amounts capitalized and excluding (i) non-cash share-based compensation costs, (ii) restructuring costs, and (iii) production contributions from sold assets.  See the end of this release for a reconciliation of G&A per BOE.

Capital Investment First Quarter 2015

Venoco’s first quarter capital expenditures for exploration, development and other spending were $3.8 million, including $0.5 million for drilling and rework activities requiring long-lead preparation, $0.4 million for facilities, and the remaining $1.9 million for land, geological and geophysical studies, and capitalized G&A.

In the first quarter of 2015, the company spent $3.0 million or 79% of its capital expenditures on its Southern California legacy fields, primarily on operational improvements, regulatory, health, safety and environmental compliance and progressing other long lead-time projects.

For the first quarter of the year, the company spent $0.3 million and $0.6 million at the South Ellwood and Sockeye fields respectively.  The expenditures relate primarily to operational and facilities improvements and on long lead-time projects.  The company also continues to advance the environmental impact review process related to the South Ellwood lease line adjustment project.

The company also incurred onshore Monterey capital expenditures of $0.8 million, primarily for land and capitalized G&A.

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms and operates onshore properties in Southern California.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future capital expenditures and development projects, and all other statements except statements of historical fact, are forward-looking statements. Forward-looking statements herein include those relating to future development and other opportunities and capital expenditure plans. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third parties, and a potential inability to complete transactions as anticipated. The company’s projects are subject to numerous operating, geological and other risks and may not be successful. All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Zach Shulman, Investor Relations, (303) 583-1637; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

/////

OIL AND NATURAL GAS PRODUCTION AND PRICES

	Quarter Ended			Quarter Ended
UNAUDITED	12/31/14	3/31/15	% Change	3/31/14	3/31/15	% Change
Production Volume:
Oil (MBbls) (1)	578	515	-11%	655	515	-21%
Natural Gas (MMcf)	181	160	-12%	269	160	-41%
MBOE	608	542	-11%	700	542	-23%
Daily Average Production Volume:
Oil (Bbls/d)	6,283	5,719	-9%	7,278	5,719	-21%
Natural Gas (Mcf/d)	1,976	1,784	-10%	2,989	1,784	-40%
BOE/d	6,612	6,016	-9%	7,776	6,016	-23%
Oil Price per Barrel Produced (in dollars):
Realized price before hedging	$61.37	$38.17	-38%	$94.55	$38.17	-60%
Realized hedging gain (loss)	16.26	28.86	77%	(5.38)	28.86	-636%
Net realized price	$77.63	$67.03	-14%	$89.17	$67.03	-25%
Natural Gas Price per Mcf (in dollars):
Realized price before hedging	$4.45	$3.18	-29%	$6.06	$3.18	-48%
Realized hedging gain (loss)	0.52	—	-100%	—	—	0%
Net realized price	$4.97	$3.18	-36%	$6.06	$3.18	-48%
Expense per BOE (in dollars):
Lease operating expenses	$27.07	$27.55	2%	$27.81	$27.55	-1%
Production and property taxes	$2.44	$3.93	61%	$2.48	$3.93	58%
Transportation expenses	$0.07	$0.09	29%	$0.08	$0.09	13%
Depreciation, depletion and amortization	$15.35	$16.27	6%	$15.97	$16.27	2%
General and administrative (2)	$1.52	$12.31	710%	$12.37	$12.31	0%
Interest expense	$20.86	$21.05	1%	$18.49	$21.05	14%

(1) Amounts shown are oil production volumes for offshore properties and sales volumes for onshore properties (differences between onshore production and sales volumes are minimal). Revenue accruals are adjusted for actual sales volumes since offshore oil inventories can vary significantly from month to month based on pipeline inventories, oil pipeline sales nominations.

(2)  Net of amounts capitalized.

-  more -

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
UNAUDITED (In thousands)	3/31/14	12/31/14	3/31/15
REVENUES:
Oil and natural gas sales	$62,538	$35,709	$19,749
Other	459	613	669
Total revenues	62,997	36,322	20,418
EXPENSES:
Lease operating expense	19,468	16,459	14,932
Property and production taxes	1,736	1,481	2,132
Transportation expense	57	44	47
Depletion, depreciation and amortization	11,176	9,335	8,821
Accretion of asset retirement obligation	667	639	497
General and administrative	8,662	922	6,670
Total expenses	41,766	28,880	33,099
Income from operations	21,231	7,442	(12,681)
FINANCING COSTS AND OTHER:
Interest expense	12,940	12,683	11,411
Amortization of deferred loan costs	833	685	607
Loss on extinguishment of debt	—	2,347	—
Commodity derivative realized (gains) losses	3,525	(9,493)	(14,865)
Commodity derivative unrealized (gains) losses and amortization of derivative premiums	(5,620)	(78,885)	1,960
Total financing costs and other	11,678	(72,663)	(887)
Income (loss) before taxes	9,553	80,105	(11,794)
Income tax provision (benefit)	—	—	—
Net income (loss)	$9,553	$80,105	$(11,794)

-  more –

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

UNAUDITED ($ in thousands)	12/31/14	3/31/15
ASSETS
Cash and cash equivalents	$15,455	$7,921
Accounts receivable	14,912	12,307
Inventories	3,370	3,386
Other current assets	4,715	3,333
Commodity derivatives	48,298	49,484
Total current assets	86,750	76,431
Net property, plant and equipment	488,514	481,924
Total other assets	40,990	37,691
TOTAL ASSETS	$616,254	$596,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$20,535	$18,073
Interest payable	17,329	5,535
Commodity derivatives	—	—
Share based compensation	2,236	602
Total current liabilities	40,100	24,210
LONG-TERM DEBT	565,000	571,400
COMMODITY DERIVATIVES	—	—
ASSET RETIREMENT OBLIGATIONS	30,351	30,848
SHARE BASED COMPENSATION	648	731
Total liabilities	636,099	627,189
Total stockholders’ equity	(19,845)	(31,143)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$616,254	$596,046

-  more –

GAAP RECONCILIATIONS

Adjusted Earnings and Adjusted EBITDA

In addition to net income (loss) determined in accordance with GAAP, we have provided in this release our Adjusted Earnings and Adjusted EBITDA for recent periods.  Both Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our performance.

We define Adjusted Earnings as net income (loss) before the effects of the items listed in the table below.  We calculate the tax effect of reconciling items by re-performing our period-end tax calculation excluding the reconciling items from earnings.  The difference between this calculation and the tax expense/benefit recorded for the period results in the tax effect disclosed below.  We believe that Adjusted Earnings facilitates comparisons to earnings forecasts prepared by stock analysts and other third parties. Such forecasts generally exclude the effects of items that are difficult to predict or to measure in advance and are not directly related to our ongoing operations. Adjusted Earnings should not be considered a substitute for net income (loss) as reported in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before the effects of the items listed in the table below.  Because the use of Adjusted EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.

We present Adjusted Earnings and Adjusted EBITDA because we consider them to be important supplemental measures of our performance.  Neither Adjusted Earnings nor Adjusted EBITDA is a measurement of our financial performance under GAAP and neither should be considered as an alternative to net income (loss), operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted Earnings or Adjusted EBITDA amounts shown are comparable to similarly named measures disclosed by other companies.

	Quarter Ended
UNAUDITED ($ in thousands)	3/31/14	12/31/14	3/31/15
Adjusted Earnings Reconciliation
Net Income	$9,553	$80,105	$(11,794)
Plus:
Unrealized commodity (gains) losses	(6,824)	(80,088)	1,044
One-Time Severance Costs	—	(208)	—
Loss on extinguishment of debt	—	2,347	—
Tax effects	—	—	—
Adjusted Earnings	$2,729	$2,156	$(10,750)

- more –

	Quarter Ended
UNAUDITED ($ in thousands)	3/31/14	12/31/14	3/31/15
Adjusted EBITDA Reconciliation
Net income	$9,553	$80,105	$(11,794)
Interest expense	12,940	12,683	11,411
DD&A	11,176	9,335	8,821
Accretion of asset retirement obligation	667	639	497
Amortization of deferred loan costs	833	685	607
Loss on extinguishment of debt	—	2,347	—
Non-cash share-based compensation expense	894	(5,051)	60
Restructuring costs	—	535	1,930
One-time severance costs	—	(208)	—
Amortization of derivative premiums	1,204	1,203	915
Unrealized commodity derivative (gains) losses	(6,824)	(80,088)	1,044
Adjusted EBITDA	$30,443	$22,185	$13,491

We also provide per BOE G&A expenses excluding certain costs set forth in the table below.  We believe that these non-GAAP measures are useful in that the items excluded do not represent cash expenses directly related to our ongoing operations.  These non-GAAP measures should not be viewed as an alternative to per BOE G&A expenses as determined in accordance with GAAP.

	Quarter Ended
UNAUDITED ($ in thousands, except per BOE amounts)	3/31/14	12/31/14	3/31/15
G&A per BOE Reconciliation

G&A expense	$8,662	$922	$6,670
Less:
G&A Non-cash share-based compensation expense	(685)	2,837	(38)
G&A Expense Excluding Share-Based Comp and Severance Costs	7,977	3,759	6,632
MBOE	700	608	542
G&A Expense per BOE Excluding Share-Based Comp and Severance Costs	$11.40	$6.18	$12.24
MBOE excluding production from sold assets	567	566	542
G&A Expense per BOE Excluding Non-Cash Share-Based Comp -Excluding Production from Sold Assets	$14.07	$6.64	$12.24

G&A Expense Excluding Share-Based Comp and Severance Costs	7,977	3,759	6,632
Less:
Restructuring Costs	—	(535)	(1,930)
G&A Expense Excluding Share-Based Comp and Severance Costs and Restructuring Costs	7,977	3,224	4,702
MBOE excluding production from sold assets	567	566	542
G&A Expense per BOE Excluding Non-Cash Share-Based Comp and Restructuring Costs-Excluding Production from Sold Assets	$14.07	$5.69	$8.68

- more -

PV-10

The present value of future net cash flows (PV-10 value) is a non-GAAP measure because it excludes income tax effects. Management believes that before-tax cash flow amounts are useful for evaluative purposes since future income taxes, which are affected by a company’s unique tax position and strategies, can make after-tax amounts less comparable. We derive PV-10 value based on the present value of estimated future revenues to be generated from the production of proved reserves, net of estimated production and future development costs and future plugging and abandonment costs, using the arithmetic twelve-month average of the first of the month prices without giving effect to hedging activities or future escalation, and costs as of the date of estimate without future escalation, non-property related expenses such as general and administrative expenses, debt service, depreciation, depletion, amortization, impairment and income taxes, and discounted using an annual discount rate of 10%.

The following table reconciles the standardized measure of future net cash flows to PV-10 value (in thousands):

UNAUDITED ($ in thousands)	12/31/2012	12/31/2013	12/31/2014

Standardized measure of discounted future net cash flows	$1,157,452	$1,153,717	$696,043
Add: Present value of future income tax discounted at 10%	352,281	304,185	38,270
PV-10 at year end SEC prices	$1,509,733	$1,457,902	$734,313

- end -